Exhibit 99.1

Outdoor Holding Company Regains Full Compliance with Nasdaq Rule

Following Successful Annual Stockholder Meeting

Scottsdale, Arizona - September 2, 2025 - Outdoor Holding Company (NASDAQ: POWW/POWWP) (“we,” “us,” “our” or the “Company”), the owner of GunBroker.com, the largest online marketplace for firearms, hunting and related products, today announced that it successfully held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on August 29, 2025 and, as a result, regained compliance with Nasdaq Listing Rule 5620(a). At the Annual Meeting, stockholders approved all matters presented for a vote by the Company’s Board of Directors.

Chairman and Chief Executive Officer Steve Urvan said, “We are very pleased to regain full compliance with Nasdaq Listing Rule 5620(a). We received a series of deficiency notices starting over 9 months ago, and the board and management team has worked tirelessly to resolve these deficiencies. In the remediation process, we have dramatically improved our internal corporate processes and governance to position the Company for the future. Witha new board of seasoned veterans, we can now focus fully on our mission as a pure-play online marketplace for firearms and outdoor enthusiasts. Our primary mandate will be accelerating growth in our core online business and enhancing long-term stockholder value. I look forward to working with our newly elected board on achieving these goals.”

At the Annual Meeting, the Company’s stockholders approved the following matters, each of which is described in greater detail in the Company’s proxy statement filed with the Securities and Exchange Commission on July 14, 2025:

1.	Election of Steve F. Urvan, Christos Tsentas, Wayne Walker, Houman Akhavan, and David Douglas as directors of the Company through the 2026 annual meeting of stockholders.
2.	Ratification of Withum Smith & Brown, PC as our independent registered public accounting firm for the fiscal year ending March 31, 2026.
3.	Approval of the Outdoor Holding Company 2025 Long-Term Incentive Plan.
4.	Approval of the Warrant Share Issuance Proposal.
5.	Approval of a Reverse Stock Split of the Common Stock at a ratio in the range of 1-for-5 to 1-for-10, with the exact ratio to be determined at the discretion of the Company’s board within one year of the Annual Meeting.
6.	Approval, on an advisory basis, of the compensation of the Company’s named executive officer compensation.
7.	Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation in one-year intervals.

About Outdoor Holding Company

With its corporate offices headquartered in Scottsdale, Arizona, Outdoor Holding Company is a publicly traded corporation that owns and operates subsidiaries serving outdoor enthusiasts, including GunBroker.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward-Looking Statements

Statements contained or incorporated by reference in this press release that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s ability to satisfy Nasdaq listing standards, the Company’s ability to accelerate growth in its core online business and enhance long-term stockholder value and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 17, 2025, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements.

Investor Contact:	Michael Bacal
mbacal@darrowir.com
917-886-9071